Exhibit 16.1
Gately & Associates, LLC
July 28, 2009
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
Dear Sirs/Madams:
We have read Item 4.01 of the Form 8-K dated July 28, 2009 of RedHawk Energy Corporation and have the following comments:
1.	We agree with the statements made in the second, third and fourth paragraphs of Item 4.01.

2.	We have no basis on which to agree or disagree with other statements of the registrant contained therein.

Yours truly,
/s/ Gately & Associate, LLC
Gately & Associates, LLC